Exhibit 99.(2)(k)(1)(i)

FIRST AMENDMENT TO CREDIT AGREEMENT This First Amendment to Credit Agreement (this “First Amendment”) is made as of July 22, 2013, by and among lNG PRIME RATE TRUST, a Massachusetts business trust (the “Borrower”), and lending institutions party hereto and identified as “Lenders” in the Credit Agreement (as hereinafter defined) (the “Lenders” ) and State Street Bank and Trust Company in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), amending certain provisions of that certain Credit Agreement dated as of July 23, 2012 (as amended and in effect from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders, the Administrative Agent and State Street Bank and Trust Company as Swing Line Lender (as such term is defined in the Credit Agreement). Terms not otherwise defined in the Credit Agreement shall have the same respective meanings herein as therein. WHEREAS, the Borrower and the Lenders desire to amend certain provisions of the Credit Agreement, all as provided more fully herein below; NOW, THEREFORE, in consideration ofthe premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: §1. Amendment to Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended as follows: (a) The definitions of “Aggregate Revolving Commitments” , Change of “ Control” , Eurodollar Base Rate” , Maturity Date ““ , 0vernight LIBOR Rate contained in ”, “Section 1.01 of the Credit Agreement are each hereby amended by deleting each such definition in its entirety and restating it as follows: “Aggregate Revolving Commitments”means the Revolving Commitments of all the Lenders. The aggregate principal amount of the Aggregate Revolving Commitments in effect on the First Amendment Closing Date is FOUR HUNDRED TWENTY FNE MILLION DOLLARS ($425,000,000). “Change of Control” means a change of control of the Investment Adviser which would constitute an “assignment”, within the meaning of the Act, of the Investment Management Agreement referred to in Section 5.22 or of the Administrative Agreement referred to in Section 5.22 (other than any assignment resulting solely from a public offering undertaken by lNG Groep N.V. with regard to its interest in lNG U.S., Inc.; provided that the Sub-Advisor to the Borrower both before and after such public offering is lNG Investment Management Co. LLC(or its successor) and that the principal members of the team managing the investments of the Borrower as of the Closing Date continue to so manage the investments of the Borrower after any such offering (a “Permitted Public Offering”).

“ Eurodollar Base Rate” means: (a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available ("LIBOR"), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by State Street Bank to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by State Street Bank to major banks in the London interbank Eurodollar market at their request at the date and time of determination. “Maturity Date” means July 21,2014. ''Overnight LIBOR Rate” means, with respect to an Overnight LIBOR Loan, the fluctuating rate equal to (a) the overnight LIBOR, as published by Reuters (or such other commercially available source providing quotations of the overnight LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time as of any London Banking Day for Dollar deposits or (b) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on any London Banking Day in same day funds in the approximate amount of the Overnight LIBOR Loan being made and would be offered by State Street Bank to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m.

(London time) as ofsuch London Banking Day prior to the commencement of the Borrowing. (b) The definition of “Proposed IP0” is hereby deleted in its entirety. (c) Section 1.01 is further amended by inserting the following definitions in the appropriate alphabetical order: “First Amendment Closing Date” means July 22, 2013. “Permitted Public Offering” has the meaning specified in the definition of “Change of Control” • §2. Amendment to Section 5.05 of the Credit Agreement. Section S.OS(d) of the Credit Agreement is hereby amended by deleting the words “Since the date of the Audited Financial Statements” which appear in Section S.OS(d) and substituting in place thereof the words “Since February 28,2013” • §3. Amendment to Section 6.12 of the Credit Agreement. Section 6.12 of the Credit Agreement is hereby amended by deleting the words “from the Proposed IP0” which appear in the second sentence of Section 6.12 and substituting in place thereof the words “from a Permitted Public Offering” • §4. Amendment to Section 8.01of the Credit Agreement. Section 8.01(k) of the Credit Agreement is hereby amended by deleting the words “resulting from the Proposed IP0” which appear in Section 8.0l(k) and substituting in place thereof the words “resulting from a Permitted Public Offering” • §5. Amendment to Schedule 2.01of the Credit Agreement. Schedule 2.01 to the Credit Agreement is hereby amended by deleting Schedule 2.01 in its entirety and replacing it with the Schedule 2.01attached hereto as Exhibit A. §6. Conditions to Effectiveness. This First Amendment will become effective as of the date hereof upon receipt by the Administrative Agent of the following: (a) fully-executed original counterparts of this First Amendment executed by the Borrower, the Lenders and the Administrative Agent; (b) fully executed amended and restated promissory notes from the Borrower to any Lender which is increasing its Revolving Commitment; (c) a duly completed and executed Form FR U-1 for any Lender increasing its Revolving Commitment; (d) the receipt by the Administrative Agent of signed certificate from a Responsible Officer of the Borrower in form and substance satisfactory to the Administrative Agent and dated the date hereof certifying (i) as to the incumbency of, and bearing manual specimen signatures of, the Responsible Officers of the

Borrower who are authorized to execute and take actions under this First Amendment and the Loan Documents for the Borrower (or a certification from such Responsible Officer that the Responsible Officers who were identified in the certificate dated July 23, 2012 and delivered to the Administrative Agent pursuant to Section 4.01(f)(ii) (the “ Closing Date Incumbency Certificate” ) remain authorized to execute and take actions under this First Amendment and the Loan Documents), (ii) and attaching the Organizations Documents of the Borrower (or a certification from such Responsible Officer that no changes to the Organizational Documents have been made to any such documents since such documents were delivered to the Administrative Agent and attached to the certificate dated July 23, 2012 and delivered to Agreement), certification Agreement the Administrative Agent pursuant to Section 4.01(f)(i) of the Credit (iii) and attaching the Custody Agreement of the Borrower (or a from such Responsible Officer that no changes to the Custody has been made to the Custody Agreement delivered to the Administrative Agent and attached to the certificate dated July 23, 2012 and delivered to the Administrative Agent pursuant to Section 4.01(i) of the Credit Agreement), (iv) to and attaching a copy of the resolutions of the board of trustees of the Borrower approving and adopting this First Amendment and the documents being delivered in connection herewith to which the Borrower is a party and authorizing execution and delivery thereof, certified by a Responsible Officer of the Borrower to be true and correct and in force and effect as of the date hereof, and (v) that, before and after giving effect to the transactions contemplated hereby, (1) the representations and warranties made by the Borrower herein, in the Credit Agreement and each of the other Loan Documents are true and correct on and as of the date hereof, and with the same force and effect as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and (2) no Default or Event of Default has occurred and is continuing; (e) a issued as of a Massachusetts; certificate of good standing and legal existence for the Borrower recent date from the Secretary of State of the Commonwealth of (f) a legal opinion dated as of the date hereof, of in-house to the Borrower, in form and substance reasonably satisfactory to the Lender; and (g) payment of any fees and expenses required to be paid in connection with the Loan Documents. §7. Representations and Warranties. The Borrower repeats, on and as of the date hereof, each of the representations and warranties made by it in Section 5 of the Credit Agreement, provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower of this First Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby and the other Loan Documents to which it is a party are within the trust authority of the Borrower and have been duly authorized by all necessary trust action on the part of the Borrower.

§8. Ratification, Etc. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Agreement and the other Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this First Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby. This First Amendment shall constitute a Loan Document. §9. No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any obligation of the Borrower or any rights of the Lenders or the Administrative Agent consequent thereon. §10. Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. §11. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as a document under seal as of the date first above written. lNG PRIME RATE TRUST, a Massachusetts business trust BORROWER: By: (_ Name: Elliot A. Rosen Title:Senior Vice President

ADMINISTRATIVE AGENT: STATE STREET BANK AND TRUST COMPANY, as Administrative Agent By: Name: Paul J. Koobatian Title: Vice President

LENDERS: STATE STREET BANK AND TRUST COMPANY, as a Lender By: - --Name: Paul J. Koobatian Title: Vice President

THE BANK OF NOVA SCOTIA, as a Lender By/fl THANE RATTEW MANAGING DIRECTOR Name: Title:

Schedule 2.01 COMMITMENTS AND APPLICABLE PERCENTAGES Applicable Percentage of Revolving Commitments Revolving Commitment Lender State Street Bank and Trust Company $235,000,000 55.2941176% The Bank of Nova Scotia $190,000,000 44.7058824% Aggregate Revolving Commitments: $425,000,000 100.0000000% N75635 74.2